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                                                                   EXHIBIT 23(D)



Calgary, Canada, September 22, 1998



     We hereby consent to the use of the reports provided by us to Ryder Scott Company Petroleum Engineers in this registration statement and to any references to us or our reports included therein.



                                            Very truly yours,
                                            SERVIPETROL LTD.



                                            Roberto Aguilera, Ph.D., P.Eng.
                                            President